Exhibit 99.1

EVO Reports Fourth Quarter and Full Year 2021 Results

ATLANTA--(BUSINESS WIRE)--February 23, 2022--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its fourth quarter and full year 2021 financial results. For the quarter ended December 31, 2021, reported revenue was $133.2 million compared to $116.7 million in the prior year, an increase of 14%. On a currency neutral basis, revenue for the quarter increased 17%. On a GAAP basis for the quarter, net income was $6.6 million compared to $3.9 million in the prior year. For 2021, GAAP net income includes $5.7 million of costs associated with refinancing the Company’s credit agreement. Adjusted EBITDA increased 12% to $50.1 million for the quarter, and on a currency neutral basis, adjusted EBITDA increased 15%.

For the year ended December 31, 2021, reported revenue was $496.6 million compared to $439.1 million in the prior year, an increase of 13%. On a currency neutral basis, revenue for the year ended December 31, 2021 increased 11%. On a GAAP basis for the year ended December 31, 2021, net income was $17.7 million compared to a net loss of $4.2 million in the prior year, which includes a $0.2 million gain and $17.6 million gain on investment in equity securities, respectively. For 2021, GAAP net income also includes $5.7 million of costs associated with refinancing the Company’s credit agreement. Adjusted EBITDA increased 21% to $178.0 million for the year ended December 31, 2021, and on a currency neutral basis, adjusted EBITDA increased 20%.

“EVO delivered strong fourth quarter and full-year results, including double-digit constant currency revenue and adjusted EBITDA growth, and we are well positioned to continue to demonstrate solid performance in 2022,” said James G. Kelly, Chief Executive Officer of EVO. “Throughout the year, we executed on our strategic priorities as we signed new bank and tech-enabled referral partners, enhanced our proprietary products and capabilities, announced multiple acquisitions that complement our core growth strategies, and increased our public disclosures on a range of initiatives. As we move further into 2022, we look forward to closing our acquisition in Greece and capitalizing on additional M&A opportunities, which, together with our international and tech-enabled businesses, will drive continued growth for the Company.”

Outlook

We expect 2022 full-year revenue to range from $550 million to $560 million, representing growth of 11% to 13% over 2021 results. On a GAAP basis, net income is expected to range from $47 million to $54 million compared to $18 million in 2021. Adjusted EBITDA is expected to range from $202 million to $205 million, reflecting growth of 13% to 15% over 2021 adjusted EBITDA. The adjusted EBITDA margin is expected to range from 36.6% to 36.7%, reflecting expansion of 80 to 90 basis points over the 2021 adjusted EBITDA margin.

Conference Call

EVO’s executive management team will host a conference call and online webcast at 8:00 a.m. Eastern Time on Wednesday, February 23, 2022 to discuss the results. The conference call may be accessed by dialing (888) 550-5460 (U.S. and Canada) or (646) 960-0831 (international) and referring to conference ID number 7602681. A live webcast of the conference call and associated presentation slides will be available on the “Investors” section of the Company’s website at www.evopayments.com. A replay of the webcast will be archived on the Company's investor relations website following the call.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing uncertainties regarding the ultimate scope and trajectory of the COVID-19 pandemic (including its variant strains) on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the continuing impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) our ability to recruit, retain and develop qualified personnel; (11) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (12) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (13) increased customer, referral partner, or sales partner attrition; (14) the incurrence of chargebacks; (15) failure to maintain or collect reimbursements; (16) fraud by merchants or others; (17) the failure of our third-party vendors to fulfill their obligations; (18) failure to maintain merchant and sales relationships or financial institution alliances; (19) ineffective risk management policies and procedures; (20) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (21) damage to our reputation, or the reputation of our partners; (22) seasonality and volatility; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phase out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to non-operational items such as equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors, and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, and transition, acquisition and integration costs.

Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company.

The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. On May 25, 2021, all 32,163,538 outstanding shares of Class B common stock were automatically cancelled for no consideration and each outstanding share of the Company’s Class C common stock was automatically converted into one share of Class D common stock. Prior to May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Following May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares), plus weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares (which include converted weighted average Class C common shares), dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon a voluntary conversion of the Company’s Series A convertible preferred stock by its holder. Blueapple common shares (formerly Class B common shares) is defined as the weighted average Class A common shares issuable upon the exercise by Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors (“Blueapple”), of its right to cause the Company to use its commercially reasonable best efforts to pursue a public offering of up to 32,163,538 Class A common shares and use the net proceeds therefrom to purchase an equivalent number of the units of EVO Investco, LLC held by Blueapple.

Net Debt to LTM Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet and cash in transit less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% change	2021	2020	% change

Revenue	$133,189	$116,673	14%	$496,645	$439,101	13%
Operating expenses:
Cost of services and products	21,489	21,302	1%	75,765	84,336	(10%)
Selling, general and administrative	68,067	59,097	15%	266,117	250,676	6%
Depreciation and amortization	19,827	21,808	(9%)	83,389	85,924	(3%)
Impairment of intangible assets	-	20	NM	-	802	NM
Total operating expenses	109,383	102,227	7%	425,271	421,738	1%
Income from operations	23,806	14,446	65%	71,374	17,363	311%
Other expense:
Interest income	627	315	99%	1,651	1,172	41%
Interest expense	(4,879)	(6,244)	22%	(23,161)	(30,160)	23%
(Loss) gain on investment in equity securities	(731)	1,824	NM	237	17,574	(99%)
Other (expense) income, net	(10,034)	1,944	NM	(10,375)	3,007	NM
Total expense	(15,017)	(2,161)	(595%)	(31,648)	(8,407)	(276%)
Income before income taxes	8,789	12,285	(28%)	39,726	8,956	344%
Income tax expense	(2,179)	(8,423)	74%	(22,037)	(13,122)	(68%)
Net income (loss)	6,610	3,862	71%	17,689	(4,166)	NM
Less: Net income attributable to non-controlling interests in consolidated entities	2,519	1,545	63%	9,003	7,189	25%
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	229	1,253	(82%)	33	(9,679)	100%
Net income (loss) attributable to EVO Payments, Inc.	3,862	1,064	263%	8,653	(1,676)	NM
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,551	2,397	6%	9,889	6,528	51%
Net income (loss) attributable to Class A common stock	$1,311	$(1,333)	NM	$(1,236)	$(8,204)	85%

Earnings per share
Basic	$0.02	($0.03)		($0.03)	($0.20)
Diluted	$0.02	($0.03)		($0.03)	($0.20)
Weighted average Class A common stock outstanding
Basic	47,430,864	43,572,332		47,092,937	41,980,163
Diluted	52,163,165	43,572,332		47,092,937	41,980,163

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$410,368	$418,439
Accounts receivable, net	16,065	17,052
Other receivables	18,087	20,128
Inventory	4,210	5,221
Settlement processing assets	311,681	285,705
Other current assets	20,514	15,284
Total current assets	780,925	761,829
Equipment and improvements, net	68,506	83,606
Goodwill, net	385,651	383,108
Intangible assets, net	200,726	217,077
Deferred tax assets	238,261	234,749
Operating lease right-of-use assets	34,704	35,124
Investment in equity securities, at fair value	25,398	25,526
Other assets	19,214	16,702
Total assets	$1,753,385	$1,757,721

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$7,887	$13,718
Current portion of long-term debt	14,058	4,628
Accounts payable	6,889	9,482
Accrued expenses and other current liabilities	127,060	118,251
Settlement processing obligations	422,109	446,344
Current portion of operating lease liabilities, inclusive of related party liability of $1.3 million and $1.1 million at December 31, 2021 and December 31, 2020, respectively	7,122	6,614
Total current liabilities	585,125	599,037
Long-term debt, net of current portion	568,632	579,162
Deferred tax liabilities	22,207	13,957
Tax receivable agreement obligations, inclusive of related party liability of $169.4 million and $164.3 million at December 31, 2021 and December 31, 2020, respectively	180,143	173,890
Operating lease liabilities, net of current portion, inclusive of related party liability of $1.0 million and $2.2 million at December 31, 2021 and December 31, 2020, respectively	28,948	30,968
Other long-term liabilities	7,891	10,174
Total liabilities	1,392,946	1,407,188
Commitments and contingencies
Redeemable non-controlling interests	1,029,090	1,055,633
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at December 31, 2021 and December 31, 2020. Liquidation preference: $168,309 and $158,647 at December 31, 2021 and December 31, 2020, respectively	164,007	154,118
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 47,446,061 and 46,401,607 shares at December 31, 2021 and December 31, 2020, respectively	5	5
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 0 and 32,163,538 shares at December 31, 2021 and December 31, 2020, respectively	-	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 0 and 1,720,425 shares at December 31, 2021 and December 31, 2020, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 3,783,074 and 2,390,870 shares at December 31, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(652,871)	(675,209)
Accumulated other comprehensive (loss) income	(9,154)	1,045
Total EVO Payments, Inc. shareholders' deficit	(662,020)	(674,156)
Nonredeemable non-controlling interests	(170,638)	(185,062)
Total deficit	(832,658)	(859,218)
Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit
	$1,753,385	$1,757,721

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$17,689	$(4,166)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	83,389	85,924
Gain on sale of investment	-	(336)
Gain on investment in equity securities	(237)	(17,574)
Amortization of deferred financing costs	2,427	2,675
Loss on unamortized deferred financing costs	3,471	-
Loss on extinguishment of debt	2,196	-
Loss on disposal of equipment and improvements	1,308	1,741
Share-based compensation expense	27,419	20,664
Impairment of intangible assets	-	802
Accrued interest expense	-	(3,935)
Deferred taxes, net	8,258	2,599
Other	4,983	(1,740)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	293	(267)
Other receivables	1,652	4,020
Inventory	801	3,993
Other current assets	(4,610)	(1,413)
Operating lease right-of-use assets	6,554	7,825
Other assets	(3,802)	3,466
Accounts payable	2,475	(8,326)
Accrued expenses and other current liabilities	10,728	(895)
Settlement processing funds, net	(49,566)	34,157
Operating lease liabilities	(7,584)	(8,571)
Other	(4,247)	(4,623)
Net cash provided by operating activities	103,597	116,020
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(18,809)	-
Purchase of equipment and improvements	(33,395)	(20,481)
Acquisition of intangible assets	(22,550)	(6,821)
Return of capital on equity method investment	-	906
Collections of notes receivable	50	429
Net cash used in investing activities	(74,704)	(25,967)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(5,584)	(19,896)
Proceeds from long-term debt	725,600	185,250
Repayments of long-term debt	(728,769)	(301,843)
Deferred financing costs paid	(5,927)	-
Deferred and contingent consideration paid	(610)	(2,130)
Secondary offering proceeds	-	115,538
Purchase of LLC Interests, Class B and Class D common stock in connection with the secondary offerings	-	(115,538)
Repurchases of shares to satisfy minimum tax withholding	(4,577)	(1,345)
Proceeds from issuance of redeemable preferred stock	-	149,250
Redeemable preferred stock issuance costs	-	(1,660)
Proceeds from exercise of common stock options	7,866	6,145
Distributions to non-controlling interest holders	(13,868)	(4,513)
Contribution from non-controlling interest holders	1,487	505
Net cash (used in) provided by financing activities	(24,382)	9,763
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(12,435)	14,634
Net (decrease) increase in cash, cash equivalents, and restricted cash	(7,924)	114,450
Cash, cash equivalents, and restricted cash, beginning of year	418,539	304,089
Cash, cash equivalents, and restricted cash, end of year	$410,615	$418,539

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% change	2021	2020	% change

Revenue	$133,189	$116,673	14%	$496,645	$439,101	13%
Currency impact[1]	-	(2,407)	NM	-	6,859	NM
Currency-neutral revenue	$133,189	$114,266	17%	$496,645	$445,960	11%

Net income (loss)	$6,610	$3,862	71%	$17,689	$(4,166)	NM
Net income attributable to non-controlling interests in consolidated entities	(2,519)	(1,545)	(63%)	(9,003)	(7,189)	(25%)
Income tax expense[2]	6,517	8,423	(23%)	26,375	13,122	101%
Interest expense, net	4,252	5,929	(28%)	21,510	28,988	(26%)
Depreciation and amortization	19,827	21,808	(9%)	83,389	85,924	(3%)
Loss (gain) on investment in equity securities	731	(1,824)	NM	(237)	(17,574)	99%
Share-based compensation	5,960	5,273	13%	27,419	20,664	33%
Transition, acquisition and integration costs[3]	2,183	2,763	(21%)	4,296	24,135	(82%)
Other adjustments[4]	6,587	-	NM	6,587	2,697	144%
Adjusted EBITDA	50,148	44,689	12%	178,027	146,601	21%
Currency impact[1]	-	(1,042)	NM	-	1,964	NM
Currency-neutral adjusted EBITDA	$50,148	$43,647	15%	$178,027	$148,565	20%

[1] Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2] Income tax expense for the three months and year ended December 31, 2021 includes a $4.3 million expense and tax benefit from our tax receivable agreement obligation and corresponding deferred tax asset revaluation due to the true-up of state tax rates. The expense is reflected in other expense on the statement of operations.
[3] For the year ended December 31, 2020, adjustments include $5.9 million of employee termination benefits, $17.4 million of transition, acquisition and integration costs, and a $0.8 million of intangible asset impairment of a tradename.
[4] Other adjustments for the three months and year ended December 31, 2021 includes $5.7 million of costs associated with refinancing the credit agreement and $0.9 million foreign exchange remeasurement losses on intercompany assets and liabilities.
For the year ended December 31, 2020, other adjustments include a $2.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended December 31,
	2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
Transactions
Americas	285.1				256.4					11%
Europe	878.0				670.2					31%
Total	1,163.1				926.6					26%

Segment revenue
Americas	$80,353	60%	$-	$80,353	$73,620	63%	$-	$(240)	$73,380	10%
Europe	52,836	40%	-	52,836	43,052	37%	-	(2,167)	40,886	29%
Revenue	133,189	100%	-	133,189	116,673	100%	-	(2,407)	114,266	17%

Segment profit
Americas	29,997		10,583	40,580	34,403		1,326	(145)	35,584	14%
Europe	15,321		1,587	16,908	15,385		(1,060)	(897)	13,428	26%
Total segment profit	45,318		12,170	57,488	49,788		266	(1,042)	49,012	17%
Corporate	(9,009)		1,669	(7,340)	(6,038)		673	-	(5,365)	(37%)
Total	$36,310		$13,839	$50,148	$43,751		$938	$(1,042)	$43,647	15%

[4]Segment profit margin - Americas	37.3%			50.5%	46.7%				48.5%
[4]Segment profit margin - Europe	29.0%			32.0%	35.7%				32.8%
[5]Margin - Total	27.3%			37.7%	37.5%				38.2%

[1] For the three months ended December 31, 2021, the Americas segment profit adjustments includes $0.1 million of transition, acquisition and integration costs, $0.5 million of foreign exchange remeasurement losses on intercompany assets and liabilities, $4.3 million tax expense from our tax receivable agreement obligation and corresponding deferred tax asset revaluation due to state tax rates and $5.7mm of costs associated with refinancing the credit agreement.
The Europe segment profit adjustments includes a loss on investment in equity securities of $0.7 million, $0.4 million of transition, acquisition and integration costs, and $0.5 million of foreign exchange remeasurement losses on intercompany assets and liabilities.
Corporate adjustments includes $1.7 million of transition, acquisition, and integration related costs.
[2] For the three months ended December 31, 2020, the Americas segment profit adjustments include $1.3 million of transition, acquisition and integration costs.
The Europe segment profit adjustments includes $0.8 million of transition, acquisition and integration costs, and excludes a gain on investment in equity securities of $1.8 million.
Corporate adjustments include $0.7 million of transition, acquisition, and integration related costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[4] Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
[5] Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Year Ended December 31,
	2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
Transactions
Americas	1,066.1				973.8					9%
Europe	3,135.6				2,588.5					21%
Total	4,201.7				3,562.3					18%

Segment revenue
Americas	$307,183	62%	$-	$307,183	$275,233	63%	$-	$3,427	$278,659	10%
Europe	189,462	38%	-	189,462	163,868	37%	-	3,433	167,301	13%
Revenue	496,645	100%	-	496,645	439,101	100%	-	6,859	445,960	11%

Segment profit
Americas	135,081		11,343	146,424	106,051		13,023	1,716	120,790	21%
Europe	63,588		626	64,214	65,448		(8,643)	248	57,054	13%
Total segment profit	198,669		11,969	210,638	171,499		4,380	1,964	177,844	18%
Corporate	(35,625)		3,014	(32,611)	(34,157)		4,878	-	(29,279)	(11%)
Total	$163,044		$14,983	$178,027	$137,342		$9,258	$1,964	$148,565	20%
[4]Segment profit margin - Americas	44.0%			47.7%	38.5%				43.3%
[4]Segment profit margin - Europe	33.6%			33.9%	39.9%				34.1%
[5]Margin - Total	32.8%			35.8%	31.3%				33.3%

[1] For the year ended December 31, 2021, the Americas segment profit adjustments includes $0.9 million of transition, acquisition and integration costs, $0.5 million of foreign exchange remeasurement losses on intercompany assets and liabilities, a $4.3 million tax expense from our tax receivable agreement obligation and corresponding deferred tax asset revaluation due to state tax rates and $5.7mm of costs associated with refinancing the credit agreement.
The Europe segment profit adjustments excludes a gain on investment in equity securities of $0.2 million, includes $0.3 million of transition, acquisition and integration costs, and $0.5 million of foreign exchange remeasurement losses on intercompany assets and liabilities.
Corporate adjustments includes $3.0 million of transition, acquisition, and integration related costs.
[2] For the year ended December 31, 2020, the Americas segment profit adjustments includes $3.8 million of employee termination benefits, $6.7 million of transition, acquisition an integration costs, $1.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
The Europe adjustments includes $1.5 million in employee termination benefits, $6.4 million of transition, acquisition and integration costs, $1.0 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities and excludes a gain on investment in equity securities of $17.6 million.
Corporate adjustments includes $0.6 million in employee termination benefits and $4.3 million of transition, acquisition and integration costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[4] Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
[5] Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)
Non-GAAP Reconciliation
(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% change	2021	2020	% change

Net income (loss)	$6,610	$3,862	71%	$17,689	$(4,166)	NM
Net income attributable to non-controlling interests in consolidated entities	(2,519)	(1,545)	(63%)	(9,003)	(7,189)	(25%)
Income tax expense[1]	6,517	8,423	(23%)	26,375	13,122	101%
Loss (gain) on investment in equity securities	731	(1,824)	NM	(237)	(17,574)	99%
Share-based compensation	5,960	5,273	13%	27,419	20,664	33%
Transition, acquisition and integration costs[2]	2,183	2,763	(21%)	4,296	24,135	(82%)
Other adjustments[3]	6,587	-	NM	6,587	2,697	144%
Acquisition intangible amortization[4]	9,510	10,303	(8%)	37,673	42,424	(11%)
Non-GAAP adjusted income before taxes	35,579	27,255	31%	110,801	74,113	50%
Income taxes at normalized tax rate[5]	(8,041)	(6,160)	(31%)	(25,041)	(16,749)	(50%)
Adjusted net income	$27,538	$21,095	31%	$85,760	$57,363	50%
Adjusted net income per share[6]	$0.29	$0.23	26%	$0.91	$0.64	42%

[1] Income tax expense for the three months and year ended December 31, 2021 includes a $4.3 million expense and tax benefit from our tax receivable agreement obligation and corresponding deferred tax asset revaluation due to the true-up of state tax rates. The expense is reflected in other expense on the statement of operations.
[2] For the year ended December 31, 2020, earnings adjustments includes $5.9 million of employee termination benefits, $17.4 million of transition, acquisition and integration costs, and $0.8 million intangible asset impairment of a tradename.
[3] Other adjustments for the three months and year ended December 31, 2021 includes $5.7 million of costs associated with refinancing the credit agreement and $0.9 million foreign exchange remeasurement losses on intercompany assets and liabilities.
For the year ended December 31, 2020, other adjustments include a $2.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities.
[4] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[5] Normalized corporate income tax expense calculated using 22.6% for all periods.
[6] Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares), plus weighted average Class B shares (prior to May 25, 2021), weighted average Blueapple common shares (following May 25, 2021, formerly Class B common shares), weighted average Class C shares (prior to May 25, 2021), weighted average Class D common shares (which, following May 25, 2021, include converted weighted average Class C common shares), weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
(share count in millions)	2021	2020		2021	2020
Class A (GAAP weighted average common stock)	47.4	43.6		47.1	42.0
Blueapple common shares (formerly Class B)	32.2	33.5		32.2	34.0
Class C	-	1.8		-	2.1
Class D	3.8	3.8		3.9	4.2
Stock options, RSUs, RSAs	0.9	1.0		1.1	0.8
Series A convertible preferred (if converted)	10.6	10.0		10.3	6.9
Pro forma weighted average shares	94.9	93.6		94.6	90.0

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio
Non-GAAP Reconciliation
(in thousands)

Year Ended
12/31/2021
Net income	$17,689
Net income attributable to non-controlling interests in consolidated entities	(9,003)
Income tax expense	26,375
Interest expense, net	21,510
Depreciation and amortization	83,389
Gain on investment in equity securities	(237)
Share-based compensation	27,419
Transition, acquisition and integration costs	4,296
Other adjustments	6,587
Adjusted EBITDA	$178,027

Ratio of Net Debt to LTM Adjusted EBITDA
12/31/2021
Gross debt	$588,000
Less: available cash[1]	(204,066)
Net debt	$383,934
Net debt to LTM adjusted EBITDA	2.2x

______________
[1] Available cash includes cash in transit from December 31, 2021 transaction date.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 8 - 2022 Outlook (unaudited)
Non-GAAP Reconciliation
($ in millions)

	2022 Outlook	2021 Actual	% Change

Revenue	$550 to $560	$497	11% - 13%

Net income (GAAP)	$47 to $54	$18
Adjustments[1]	155 to 151	160
Adjusted EBITDA	$202 to $205	$178	13% - 15%
Adjusted EBITDA margin	36.7% to 36.6%	35.8%	90 - 80 bps

[1] Represents an estimated range of adjustments to reconcile GAAP net income (loss) to adjusted EBITDA, a non-GAAP measure.
These adjustments include a) net income attributable to non-controlling interests in consolidated entities, b) income tax expense, c) net interest expense, d) depreciation and amortization, e) share-based compensation, and f) costs related to transition, acquisition or integration activities. Differences may exist due to rounding.
Estimates of these adjustments used in the forward-looking measures are subject to variability, complexity and limited visibility of these items.

Contacts

EVO Payments, Inc.
Sarah Jane Schneider
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com